Exhibit 99A


                          AMENDMENT NO. 1 TO
                     JOINT VENTURE AGREEMENT


     THIS AMENDMENT NO. 1 TO JOINT VENTURE AGREEMENT
(this "Amendment"), dated as of January 31, 1996, by and among SPRINT CORPORATION, a Kansas corporation ("Sprint"), SPRINT GLOBAL VENTURE, INC., a Kansas corporation ("Sprint Sub"), FRANCE TELECOM, an exploitant public formed under the laws of France ("FT"), DEUTSCHE TELEKOM AG, an Aktiengesellschaft formed under the laws of Germany ("DT"), and ATLAS TELECOMMUNICATIONS S.A., a societe anonyme formed under the laws of Belgium ("Atlas");


                      W I T N E S S E T H:


     WHEREAS, Sprint, Sprint Sub, FT and DT have entered into that certain Joint Venture Agreement, dated as of June 22, 1995 (the "June 22 JVA"), pursuant to which Sprint, Sprint Sub, FT and DT agreed to form the Joint Venture to provide telecommunications services and to pursue various telecommunications opportunities around the globe;

     WHEREAS, Sprint, Sprint Sub, FT and DT wish to amend the
June 22 JVA to reflect certain agreements reached by Sprint, Sprint Sub, FT and DT subsequent to their entering into the June
22 JVA;

     WHEREAS, Atlas wishes to become a Party to the June 22
JVA as amended by this Amendment; and

     WHEREAS, in furtherance of the objectives set forth above, the Parties desire to enter into this Amendment.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, in the June 22 JVA and in the other Operative Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                           ARTICLE 1.

       DEFINITIONS AND CONSTRUCTION

     Section 1.1. Certain Definitions; Interpretation. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Joint Venture Agreement.
Section 1.3 of the June 22 JVA shall apply to this Amendment.

                           ARTICLE 2.

                  AMENDMENTS; ETC.

     Section 2.1.  Amendments to Article 1 of the June 22 JVA.

          (a) The definition of "Atlas Joint Venture Agreement" contained in Section 1.1 of the June 22 JVA is amended to read in its entirety as follows:

                    "`Atlas Joint Venture Agreement' shall mean the Amended and Restated Joint Venture Agreement between FT and DT dated as of January 22, 1996 relating to the Atlas joint venture between FT and DT."

          (b) The definition of "Atlas Joint Venture Documents " contained in Section 1.1 of the June 22 JVA is amended to read in its entirety as follows:

                    "`Atlas Joint Venture Documents' shall mean the Atlas Joint Venture Agreement, the Statuts, the Shareholders Agreement, the DT Collateral Agreements and the FT Collateral Agreements, as such terms are defined in the Atlas Joint Venture
          Agreement, except for the Intellectual Property Agreement between Transpac S.A. and FT to be entered into prior to February 29, 1996 pursuant to
          Article 4.01(d)(2) of the Atlas Joint Venture Agreement which shall become an FT Collateral Agreement on the date such agreement is executed."

          (c) "Atlas/ROE Services Agreement" shall mean the Atlas/ROE Services Agreement as defined in Section 3.2.

          (d)       The definition of "Atlas Transactions" contained in
Section 1.1 of the June 22 JVA is amended to read in its entirety as follows:

                    "`Atlas Transactions' shall mean the transactions contemplated by the Atlas Joint Venture Documents to be consummated on or prior to the `First Closing'
          (as defined in the Atlas Joint Venture Documents)."

          (e)       The definition of "GBN Entities" contained in Section
1.1 of the June 22 JVA is amended to read in its entirety as follows:

                    "`GBN Entities' shall mean the GBN Parent
          Entity and all other JV Entities formed or acquired for the purpose of conducting the GBN Business."

          (f) The definition of "Intellectual Property Agreements" contained in Section 1.1 of the June 22 JVA is amended to read in its entirety as follows:

                    "`Intellectual Property Agreements' shall mean theSprint Technical Information Contribution Agreement, the Atlas Technical Information
          Contribution Agreement, the Trademark Contribution Agreement between Sprint Sub and ROW Services,
          L.L.C., the Trademark Contribution Agreement between
          DT and ROE Holdco B.V., the Trademark Contribution Agreement between DT and ROW Holdco B.V., the
          Trademark Sale and Assignment Agreement between
          Sprint International Communications Corporation and ROE Holdco B.V., the Trademark Sale and Assignment Agreement between Sprint International Communications Corporation and ROW Holdco B.V., the Technical Information License and Access Master Agreement, the JV Trademark License and Master Agreement and the Trademark License and Master Agreement, in each case to be mutually agreed to by the Parties and entered into pursuant to Section 15.19."

          (g)       The definition of "JV Entities" contained in Section
1.1 of the June 22 JVA is amended to read in its entirety as follows:

                    "`JV Entity' shall mean the GBN Parent
          Entity, the ROW Parent Entity and the ROE Parent
          Entity, and each other Person formed or acquired pursuant to the terms hereof to conduct the Venture Business, it being understood that to the extent holding company structures are utilized, the holding company and each other Person it Controls shall each be deemed a JV Entity. Sprint, FT, DT and Atlas and their respective Subsidiaries shall not be deemed to be JV Entities. No GBN Special Matter Subsidiary, Sprint Plan Action Subsidiary or Atlas Plan Action Subsidiary shall be deemed to be a JV Entity, unless the outstanding equity interests in such GBN Special Matter Subsidiary, Sprint Plan Action Subsidiary or Atlas Plan Action Subsidiary are purchased pursuant to Section 8.1(b), 8.2(d) or 8.3(d), as the case may be."

          (h)       The definition of "Restricted Services" contained in
Section 1.1 of the June 22 JVA is amended to read in its entirety as follows:

                    "`Restricted Services' shall mean those services listed on Schedule 1.1(f)."

          (i) The definitions of "ROE Entities" and "ROW Entities" contained in Section 1.1 of the June 22 JVA are amended to read in their entirety as follows:

                    "`ROE Entities' shall mean the ROE Parent Entity and all other JV Entities formed or acquired for the purpose of conducting the Venture Business in the ROE Territory, any of which may be formed as, among other things, a partnership or a limited liability company."

                    "`ROW Entities' shall mean the ROW Parent
          Entity and all other JV Entities formed or acquired for the purpose of conducting the Venture Business in the ROW Territory, any of which may be formed as, among other things, a partnership or a limited liability company."

          (j) The following definition of "Atlas Full Implementation Date" is inserted in Section 1.1 immediately following the definition of "Assumed Liabilities:"

                    "`Atlas Full Implementation Date' shall mean the date on which each of FT and DT shall have contributed to Atlas substantially all of the businesses and assets which it committed to contribute to Atlas at the Second Closing (as defined in the Atlas Joint Venture Documents), provided that the fair market value of Atlas immediately following such contribution is at least equal to ECU 1 billion."

          (k)       The definitions of "DT Intellectual Property
Agreements," "FT Intellectual Property Agreements" and "Sprint
Intellectual Property Agreements" contained in Section 1.1 of the June 22 JVA are deleted in their entirety.

          (l) The last sentence of Section 1.3 of the June 22 JVA is deleted in its entirety.

          Section 2.2.   Amendments to Article 2 of the
Joint Venture Agreement.

               (a) Section 2.1(c) of the June 22 JVA is amended to read in its entirety as follows:

                    "(c) To the extent provided in the Services
          Agreements, the Joint Venture will also be a nonexclusive sales representative or reseller with respect to the products and services of FT, DT and Sprint set forth on Schedule 2.1(c)."

               (b) Section 2.2(b) of the June 22 JVA is amended to read in its entirety as follows:

                    "(b) The Parties also agree that, except as prohibited by Applicable Law or as otherwise provided in the Operative Agreements: (1) each of FT and DT and their respective Subsidiaries (other than Atlas and its Subsidiaries) will be the exclusive distributors of the JV Services in their respective Home Countries;
          (2) Sprint and its Subsidiaries will be the exclusive distributors of the JV Services in their Home Country;
          and (3) each Party will supply certain products and services to the Joint Venture pursuant to and in accordance with the other Operative Agreements to which it is a party. Each of FT and DT further agrees that if (i) Atlas or its Subsidiaries shall provide any product or service to the Joint
          Venture under a Services Agreement and (ii) such Services Agreement further expressly contemplates that such product or service shall be made available by it to Atlas or its Subsidiaries in order to permit
          Atlas or its Subsidiaries to perform such obligation, it shall cause such product or service to be so made available to Atlas or its Subsidiaries. Sprint further agrees that if (x) Sprint Sub or its Subsidiaries shall provide any product or service to the Joint
          Venture under a Services Agreement and (y) such Services Agreement further expressly contemplates that such product or service shall be made available by it to Sprint Sub or its Subsidiaries in order to permit Sprint Sub or its Subsidiaries to perform such obligation, it shall cause such product or service to be so made available to Sprint Sub or its Subsidiaries."

          Section 2.3. Amendments to Article 3 of the Joint Venture Agreement. Section 3.2 of the June 22 JVA is amended to read in its entirety as follows:

                    "Section 3.2. Responsibility for Global and Regional Functions. The Parties have allocated to the ROW Group and the ROE Group certain global functions as listed in Schedule 3.2 hereto. For each global function, a corresponding regional function (i) in the ROE Territory will be allocated to the ROE Parent Entity and (ii) in the ROW Territory will be allocated to the ROW Parent Entity. Atlas shall perform certain global and regional functions allocated to the ROE Group pursuant to a services contract to be negotiated by Atlas and the ROE
          Group and approved by the Parties (the "Atlas/ROE Services Agreement"). The Parties agree that in negotiating any such services contract, the Parties will use the terms set forth in Exhibit 3.2 as the starting point for such negotiations, to the extent that such terms are relevant to the structure of the Joint Venture at the time of such negotiations. Subject to Sections 18.1(a)(v) and (vi), the Global Venture Board may from time to time create new global functions, delete existing global functions or change the allocation of any global functions."

          Section 2.4. Governance Provisions. In accordance with Sections 15.27, 15.28 and 15.29 of the June 22 JVA, certain of the Parties or their Affiliates are entering into the Shareholders Agreements concurrently with this Amendment. In accordance with Section 15.30 of the Joint Venture Agreement, the Parties have approved the form of the Constituent Documents. The Parties acknowledge that certain of the provisions contained in the Shareholders Agreements or the Constituent Documents which implement
Articles 4, 5, 6 and 7 and Section 18.1 of the Joint Venture
Agreement are inconsistent with such provisions of the June 22
JVA and agree that the provisions of the Shareholders Agreement and the Constituent Documents shall, to the extent inconsistent with the provisions of the June 22 JVA, supersede such provisions of the June 22 JVA.

          Section 2.5. Funding Principles. In accordance with Sections 15.27, 15.28 and 15.29 of the Joint Venture Agreement, certain of the Parties or their Affiliates are entering into the Shareholders Agreements concurrently with this Amendment. The Parties acknowledge that certain of the provisions contained in the Shareholders Agreements which implement Sections 8.1, 8.2 and
8.3 and Article 11 of the Joint Venture Agreement are inconsistent with such provisions of the June 22 JVA and agree that the provisions of the Shareholders Agreement shall, to the extent inconsistent with such provisions of the June 22 JVA, supersede such provisions of the June 22 JVA.

          Section 2.6.   Tax Matters Agreement.  In accordance with
Section 15.33 of the Joint Venture Agreement, the Parties are entering into the Tax Matters Agreement concurrently with this Amendment. The Parties acknowledge that certain of the provisions contained in the Tax Matters Agreement are inconsistent with certain provisions of the June 22 JVA and agree that the provisions of the Tax Matters Agreement shall, to the extent inconsistent with the provisions of the June 22 JVA, supersede such provisions of the June 22 JVA.

          Section 2.7. Master Transfer Agreement; Employee Matters Agreement; Intellectual Property Agreements. In accordance with Sections 15.18 and 15.17, respectively, of the Joint Venture Agreement, the Parties are entering into the Master Transfer Agreement and the Employee Matters
Agreement concurrently with this Amendment. The Parties acknowledge that certain of the provisions contained in the Master Transfer Agreement and the Employee Matters Agreement are inconsistent with Schedule 11.1(a) of the June 22 JVA (e.g.
such provisions do not provide for the transfer of certain assets listed on Schedule 11.1(a)) and that certain provisions of certain Intellectual Property Agreements may be inconsistent with such Schedule, and agree that the provisions of the Master Transfer Agreement, the Employee Matters Agreement and such
Intellectual Property Agreements, to the extent inconsistent with
Schedule 11.1(a) of the June 22 JVA, shall supersede Schedule 11.1(a) of the June 22 JVA.

          Section 2.8.   Amendments to Article 10 of the June 22 JVA.

               (a) Section 10.3(a)(i) of the June 22 JVA is amended to read in its entirety as follows:

                    "(i) Offer any national long distance services in competition with an Affiliated National Operation or an Affiliated Public Telephone Operator ("Competing LD Services"), provided that, subject to Sections 10.3(c) and (d), any Party or any of its Affiliates shall remain free to Offer such national long distance services in any country or territory within the ROE Territory to the extent permitted by Applicable Law until and unless the Joint Venture is able to control (as such term is used within the meaning of Regulation 4064/89 (OJ L395 of 30.12.1989) on the control of concentrations between undertakings as of the date hereof) such Affiliated National Operation or Affiliated Public Telephone Operator located within such country or territory, and provided further that, subject to Section 10.3(c), a Party or its Affiliates may Invest or Participate in a Public Telephone Operator Offering Competing LD Services;"

               (b) Section 10.4(d) of the June 22 JVA is amended to read in its entirety as follows:

                    "(d) Excluded Businesses. Subject to Section 10.5, the ownership by a Party (directly or indirectly through an Affiliate) of any ownership interest in any Excluded Business and the conduct by such Party or its Affiliate of such Excluded Business with any Person."

               (c) Section 10.4(o) of the June 22 JVA is amended by deleting the words "on Schedule 10.4(o) hereto" and inserting in their place the words "on a schedule to the Master Transfer Agreement."

               (d) Section 10.4(p) of the June 22 JVA is amended to read in its entirety as follows:

                    "(p) Sprint's Businesses in France and Germany.
          Sprint is currently negotiating with each of DT and FT regarding a possible sale of the voice, data, card, and messaging businesses of Sprint and its Affiliates in France and Germany. The Parties agree that nothing in Article 10 of this Agreement shall be construed to prohibit for a period of twelve (12) months following the Closing Date (i) the continued ownership by Sprint and its Affiliates of such businesses, (ii) any activities of Sprint and its Affiliates in connection with the performance of the contracts of such businesses existing on the Closing Date, or (iii) any activities of Sprint and its Affiliates in connection with the orderly sale, divestiture or wind down of such businesses. In addition, nothing in
          Article 10 of this Agreement shall be construed to prohibit Sprint and its Affiliates from entering into new customer contracts in connection with such businesses for four (4) months after Closing in the case of the voice businesses and six (6) months after Closing in the case of the data and messaging, and card businesses, provided, however, that such contracts are within the current scope of business of such businesses. Sprint agrees that it will sell, divest or wind down such businesses within twelve (12) months after Closing (subject, in the event that any such sale or divestiture is made to FT, DT, Atlas or any of their respective Affiliates, to approval of such sale or divestiture in accordance with Section 15.38)."

               (e) Section 10.5(a) of the June 22 JVA is amended to read in its entirety as follows:

                    "The Parties have agreed upon the scope of each Excluded Business (the "Approved Scope"), which Approved Scope is set forth on Schedule 10.5(a) hereto. After the Closing Date, the Global Venture Board shall review each year the Excluded Businesses to determine whether any further action should be taken with respect thereto."

               (f) Section 10.5 of the June 22 JVA is amended by adding a new Section 10.5(c) as follows:

                    "(c) Except as otherwise set forth in this Section 10.5(c), it shall be deemed within the Approved Scope of a Party's Excluded Business for such Party (directly or indirectly through an Affiliate) to increase its Investment or Participation in such Excluded Business. Each Party shall give prior written notice to the Global Venture Board of any increase in its Investment or Participation in any of its Excluded Businesses. If as a result of such increase in its Investment or Participation, the Party (directly or indirectly through an Affiliate) obtains Control of such Excluded Business (such Excluded Business after such increase, the "Controlled Excluded Business") and such business Offers Competing Services or Competing LD
          Services, such Party shall use commercially reasonable efforts to cause such Controlled Excluded Business to enter into an Affiliation Agreement with the appropriate JV Entity, and the Joint Venture shall negotiate in good faith to enter into an Affiliation Agreement with such Controlled Excluded Business, all in accordance with Section 16.8(c), unless the representatives of the Parties on the Global Venture Board other than the representative of the Party that controls the Controlled Excluded Business, in their sole and absolute discretion shall have not approved the entering into of an Affiliation Agreement with such Controlled
          Excluded Business. No Party shall be obligated to cause any Controlled Excluded Business to enter into an Affiliation Agreement pursuant to this Agreement if any material element of such Affiliation Agreement, as contemplated by Section 16.8(c), would violate either Applicable Law or any material contractual obligations of the Party with respect to such Controlled Excluded Business. If any Party fails to perform its obligation to use commercially reasonable efforts to cause its Controlled Excluded Business to enter into an Affiliation Agreement with the appropriate JV Entity, such Controlled Excluded Business shall be deemed to exceed its Approved Scope."

               (g) Section 10.6(b) of the June 22 JVA is amended by inserting the following language at the end thereof:

                    "The Parties further confirm that, notwithstanding the foregoing, this Section 10.6(b) shall not apply to `FT or DT Products and Services' as defined in Section V.L.
          of the Final Judgment filed in U.S. v. Sprint Corporation, Civ. No. 95-1304 (D.D.C. July 17, 1995), provided that, for purposes hereof, such FT or DT Products or Services are agreed to include not only `leased lines or international half circuits between the United States and France or between the United States and Germany' as defined in Subpart V.L(iii) of such Final Judgment, but also international leased lines or international half circuits between France or Germany and any other country or territory."

          Section 2.9. GBN Assets. Notwithstanding anything to the contrary contained in Article 11 of the Joint Venture Agreement, the Master Transfer Agreement shall not be required to identify the Sprint GBN Assets, FT GBN Assets or the DT GBN Assets, and the Parties shall not be required to transfer the Sprint GBN
Assets, the FT GBN Assets or the DT GBN Assets to the JV Entities within the GBN Group or any Regional Operating Group.

          Section 2.10.  Amendments to Article 12 of the June 22 JVA.

               (a) Section 12.1(a) of the June 22 JVA is amended by replacing the words "Debevoise & Plimpton, 875 Third Avenue" with the words "Mayer, Brown & Platt, 1675 Broadway."

               (b) Section 12.1(b) of the June 22 JVA is amended by deleting clause (i) thereof.

               (c) Section 12.2(g) of the June 22 JVA is deleted in its entirety.

          Section 2.11. Governmental Approvals. Each of the Parties hereby waives those conditions contained in Sections 13.1(a)(i), 13.1(a)(ii), 13.1(a)(iv) and 13.1(a)(vi) to the obligations of such Party and its Affiliates to make their respective capital contributions described in Section 11.1 and the obligations of such Party and its Affiliates to enter into the other Operative Agreements to which they are parties and otherwise to consummate the Transactions to be consummated by them at Closing. Each of the Parties further agrees to take those actions described in
Section 15.2 with respect to the Governmental Approvals referred to in the previous sentence until such time as such Governmental Approvals have been obtained.

          Section 2.12. Business Plans. Each of the Parties hereby irrevocably waives the condition to the obligations of such Party and its Affiliates to make their respective capital contributions described in Section 11.1 and the obligations of such Party and its Affiliates to enter into the other Operative Agreements to which they are parties and otherwise to consummate the Transactions to be consummated by them at Closing contained in
Section 13.1(e) that the Closing Business Plans for the Regional Operating Groups be in form and substance satisfactory to each Party.

          Section 2.13.  Amendments to Article 13 of the June 22 JVA.

               (a) Section 13.1 of the June 22 JVA is amended by adding a new Section 13.1 (f) as follows:

                    "(f) National Antitrust Approvals. Notwithstanding anything to the contrary in this Agreement or in any other Operative Agreement: (a) the Parties agree that the receipt of any Governmental Approval under national Applicable Laws relating to antitrust or merger control
          (a "National Antitrust Approval") shall not be a condition to the obligation of any Party and its Affiliates to make their respective capital contributions described in
          Section 11.1 and the obligation of such Party and its Affiliates to enter into the other Operative Agreements to which they are parties and otherwise to consummate the Transactions to be consummated by them at Closing;
          and (b) no representation or warranty to be made on or prior to the Closing Date by any party to any Operative Agreement in such agreement or any document to be delivered pursuant thereto shall be deemed to be made with respect to any National Antitrust Approval."

               (b) Section 13.2(h) of the June 22 JVA is deleted in its entirety.

               (c) Each of the Parties hereby irrevocably waives its right to assert a Burdensome Condition resulting from (i) except as set forth in clause (iii) below, the absence of any Governmental Approvals of the Transactions as of the Closing Date pursuant to Article 85, or the laws of any member EU country (including France and Germany) that would otherwise be preempted by the receipt of a final exemption under Article 85(3) of the Treaty of Rome, (ii) the terms of FCC Declaratory Ruling and
Order No. 95-498 released January 11, 1996 or the terms of the Final Judgment filed in U.S. v. Sprint Corporation, Civ. No. 95-
1304 (D.D.C. July 17, 1995) or, in each case, any modified terms if such modified terms do not materially deviate from the original terms thereof, or (iii) the imposition of any conditions to the receipt of a final exemption under Article 85(3) of the Treaty of Rome to the extent that such conditions do not materially deviate from those set forth in the public notice pursuant to Article 19(3) of EC Regulation 17, published in the Official Journal of the European Communities, OJ No. C 377, 15 December 1995, p. 337/13 (including any conditions agreed to as of the date of this Amendment by FT, DT or the French or German governments with the EU authorities in connection with the Transactions or the Atlas Transactions).

          Section 2.14.  Amendments to Article 15 of the June 22 JVA.

               (a)  Sections 15.12(c), 15.12(d), 15.12(e), 15.12(f)
and 15.12(g) of the June 22 JVA are deleted in their entirety.

               (b) Section 15.13 of the June 22 JVA is amended by deleting the words "in a manner anticipated by the Tax Matters
Agreement" in each place in which such words appear.

               (c)  Sections 15.14(b)  and 15.14(c)  of the June
22 JVA are amended to read in their entirety as follows:

                    "(b)      Subject to Section 15.14(e), FT agrees
          with Sprint that it will (i) ensure that Atlas and its personnel are as fully committed to the success of the Joint Venture as is FT, (ii) devote sufficient resources to Atlas and each other Qualified Venture Subsidiary of FT so that they can comply fully with their respective obligations under this Agreement and under any other Operative Agreement, and (iii) cause Atlas and each such Qualified Venture Subsidiary to fulfill their respective obligations under this Agreement and under any other Operative Agreement.

                    (c) Subject to Section 15.14(e), DT agrees with Sprint that it will (i) ensure that Atlas and its personnel are as fully committed to the success of the Joint Venture as is DT, (ii) devote sufficient resources to Atlas and each other Qualified Venture Subsidiary of DT so that they can comply fully with their respective obligations under this
           Agreement and under any other Operative Agreement, and (iii) cause Atlas and each such Qualified Venture Subsidiary to fulfill their respective obligations under this Agreement and under any other Operative Agreement."

               (d) New Sections 15.14(d), (e) and (f) which shall read in their entirety as follows are added to the June 22 JVA:

                    "(d) Atlas agrees with Sprint that it will (i) ensure that Atlas France, Atlas Germany and each other
          Subsidiary of Atlas and their respective personnel are as fully committed to the success of the Joint Venture as Atlas, (ii) devote sufficient resources to Atlas France, Atlas Germany and each such other Subsidiary of Atlas so that they can comply fully with their respective obligations under this Agreement and under any other Operative
          Agreement, and (iii) cause Atlas France, Atlas Germany and each such other Subsidiary of Atlas to fulfill their respective obligations under this Agreement and under any other Operative Agreement.

                    (e) From and after the Atlas Full Implementation Date, the respective commitments of FT and DT under Sections 15.14(b)(ii) and (iii) and 15.14(c)(ii) and (iii) shall not apply to: (A) the Atlas obligations contained in Section 15.14(d)(ii) and (iii) unless the obligations of Atlas France, Atlas Germany or other Subsidiary of Atlas are Shareholders Obligations; or (B) the obligations of Atlas or a Qualified Venture Subsidiary under any other Operative Agreement unless such obligations are Shareholder Obligations;
          provided, however, that: (i) each of FT and DT shall within one (1) year following such date (and, in any event, prior to the fifth anniversary of the Closing) give written notice to the Sprint Parties of its election to proceed under this
          Section 15.14(e); (ii) from the Closing Date and until the date of such election, each of FT and DT shall not have withdrawn, removed or distributed, or permitted
          Atlas to withdraw, remove or distribute, whether through dividends, distributions, loans or otherwise, any of the businesses or assets that DT or FT were committed to contribute to Atlas in accordance with the Atlas Joint
          Venture Documents through the Atlas Full Implementation
          Date (other than cash dividends paid out of current or retained earnings) unless, after giving effect to such withdrawal, the fair market value of Atlas as of the date of such withdrawal is at least equal to ECU 1 billion; and
          (iii) after such election and until the fifth anniversary of the Closing Date, each of FT and DT shall not withdraw, remove or distribute, or permit Atlas to withdraw, remove or distribute, whether through dividends, distributions, loans or otherwise, any of the businesses or assets that DT or FT were committed to contribute to Atlas in accordance with the Atlas Joint Venture Documents through the Atlas Full Implementation Date (other than cash dividends paid out of current or retained earnings) unless, after giving effect to such withdrawal, the fair market value of Atlas is at least equal to ECU 1 billion.

                    (f) Notwithstanding anything to the contrary in any Operative Agreement, if a Subsidiary of a Party (a
          "Transferring Subsidiary") is a party to any other
          Operative Agreement and such Subsidiary is permitted thereunder to assign its rights thereunder to another
          Subsidiary of such Party (a "Transferee Subsidiary") without the consent of the other parties (the "Non-
          Assigning Parties"), such Party shall not permit such assignment unless, if requested by any Non-Assigning
          Party, such Party enters into a "keepwell" of the Transferee Subsidiary's obligations under such
          Operative Agreement in form and substance reasonably acceptable to such Non-Assigning Party. Upon agreement on such "keepwell" arrangement, the Non-
          Assigning Parties shall release the Transferring
          Subsidiary of its obligations under such Operative
          Agreement. Notwithstanding the foregoing, such Party shall not be required to enter into such a "keepwell" arrangement and the Transferring Subsidiary shall have the right to assign its rights under such Operative
          Agreement if the Transferee Subsidiary is otherwise covered by a "keepwell" arrangement pursuant to an Operative Agreement."

               (e) Sections 15.23 and 15.26 of the June 22 JVA are deleted in their entirety and all references in the Joint Venture
Agreement to the Global Backbone Network Services Agreement and the X.75 Interconnect Management Agreement are deleted.

               (f) Section 15.32 of the June 22 JVA is deleted in its entirety.

               (g) Section 15.34 of the June 22 JVA is deleted in its entirety and all references in the Joint Venture Agreement to the Plan Action/Special Matter Accounting Principles are deleted.

               (h) A new Section 15.35 shall be added to read in its entirety as follows:

                    "Section 15.35. Department of Justice Consent Decree. The Parties hereby agree to take all reasonable actions necessary to cause the JV Entities (other than ROW Services, L.L.C.) to be bound by that certain Final Judgment attached as an exhibit to the stipulation entered into by Sprint, ROW Services, L.L.C. and the United States."

          Section 2.15.  Amendments to Article 16 of the June 22 JVA.

               (a) The first sentence of Section 16.8(c) of the June 22 JVA is amended to read in its entirety as follows:

                    "(c) Each Affiliation Agreement entered into pursuant to this Section 16.8 shall, to the extent applicable and permitted by Applicable Law, be consistent with the principles contained in the Services Agreements, and shall, as applicable, provide (i) that the Affiliating Subsidiary, Affiliating Entity, or Controlled Excluded Business will become a distributor of the services of the Joint Venture,
          (ii) that the Affiliating Subsidiary, Affiliating Entity or Controlled Excluded Business will employ network and information technology systems compatible with those employed by the Global Backbone Network and the Regional Operating Groups and (iii) that such Affiliating Subsidiary, Affiliating Entity, or Controlled Excluded Business will route its international traffic over the Global Backbone Network and the networks of the Regional Operating Groups."

               (b) Section 16.8(d) of the June 22 JVA is amended by adding at the end of the last sentence thereof the words "or
Section 10.5(c)."

          Section 2.16.  Amendments to Article 19 of the June 22 JVA.

               (a) Section 19.1 of the June 22 JVA is amended by adding, after the words "Venture Interest" in the third line, the words "held by it, other than those held by it indirectly through a JV Entity,".

               (b) The words "held by a Party, other than those held by such Party indirectly through a JV Entity," are inserted after the words "Section 19.1" in the fourth line of Section 19.3 of the June 22 JVA.

               (c) The last sentence of Section 19.3(e) is amended to read in its entirety as follows:

                    "Upon satisfaction of such conditions,
          subject to the terms of the other Operative
          Agreements, the Transferee Party shall succeed to all of the rights of the Selling Party under this
         Agreement and the other Operative Agreements."

          Section 2.17.  Amendments to Article 20 of the June 22 JVA.

               (a) The first sentence of Section 20.5(b) is amended to read in its entirety as follows:

                    "Except as provided in Section 20.5(c), in the case of a Termination Condition under Section 20.3(a) resulting from a Funding Default by Atlas or any other Qualified Venture Subsidiary of the FT/DT Parties (or Wholly Owned Subsidiary of Atlas or of any such Qualified Venture Subsidiary), under Section 20.3(b) resulting from a Material Non-Funding Default by Atlas or any other Qualified Venture Subsidiary of the FT/DT Parties (or Wholly Owned Subsidiary of Atlas or of any such Qualified Venture Subsidiary), or under
          Section 20.3(c) resulting from the Bankruptcy of Atlas or any other Qualified Venture Subsidiary of the FT/DT Parties (or Wholly Owned Subsidiary of Atlas or of any such Qualified Venture Subsidiary) holding Venture Interests as permitted by this Agreement, the Sprint Parties shall have the option (subject to approval in accordance with Section 15.38) to purchase all, but not less than all, of the Venture Interests of the FT/DT Parties."

               (b) Section 20.5(c) of the June 22 JVA is amended to read in its entirety as follows:

                    "(c) Upon the occurrence of a Termination
          Condition under Section 20.3(a) resulting from a Funding Default by either FT (or Wholly Owned
          Subsidiary of FT holding Venture Interests as permitted by this Agreement) or DT (or Wholly
          Owned Subsidiary of DT holding Venture Interests as permitted by this Agreement), under Section
          20.3(b) resulting from a Material Non-Funding
          Default by either FT (or Wholly Owned Subsidiary of FT holding Venture Interests as permitted by this Agreement) or DT (or Wholly Owned Subsidiary of DT holding Venture Interests as permitted by this Agreement) or under Section 20.3(c) resulting from the Bankruptcy of either FT (or Wholly Owned
          Subsidiary of FT holding Venture Interests as permitted by this Agreement) or DT (or Wholly Owned Subsidiary of DT holding Venture Interests as permitted by this Agreement), or of a failure by the maker of a True Up
          Note (as defined in the Master Transfer Agreement) (a
          "True Up Default") to pay any amount under such note when due, then the Non-Defaulting European Party shall have the option, which it may exercise whether or not the Sprint Parties deliver a Termination Notice, to purchase all, but not less than all, of the Venture Interests of the Defaulting European Party. In order to determine the option price, the Parties shall cause the Appraised Value of the Venture Interests of each of the Defaulting European Party and the Non-Defaulting European Party to be determined pursuant to Section
          17.8. If the Non-Defaulting European Party elects to exercise its option to purchase the Venture Interests of the Defaulting European Party, the Non-Defaulting European Party shall deliver written notice of such exercise to the Defaulting European Party and the Sprint Parties within forty-five (45) days following receipt of the Value Opinion. Such written notice shall constitute an offer by the Non-Defaulting European
          Party to purchase the Venture Interests of the Defaulting European Party at the price set forth in this
          Section 20.5(c), and the Defaulting European Party hereby accepts any such offer by the Non-Defaulting
          European Party. If the Non-Defaulting European Party fails to deliver such written notice of such exercise within said 45-day period, it will be deemed to have elected not to purchase the Venture Interests of the Defaulting European Party. In the event that the Non-Defaulting European Party purchases the Venture Interests of the Defaulting European Party pursuant to this Section 20.5(c), the purchase price for the Venture Interests shall be an amount payable in cash in U.S. Dollars equal to (i) 75% of the Appraised Value of such Venture Interests in case of a Termination
          Condition described in Section 20.3(a) or (b) or in the case of a True up Default and (ii) 100% of the Appraised Value of such Venture Interests in case of a Termination Condition described in Section
          20.3(c). Following such a purchase and, as applicable, the cure of such Funding Default or Material Non-Funding Default, the Sprint Parties shall cease to have the Tie-Breaking Vote; provided, however, that upon the occurrence of a Material Non-
          Funding Default by either FT (or Wholly Owned
          Subsidiary of FT holding Venture Interests as permitted by this Agreement) or DT (or Wholly
          Owned Subsidiary of DT holding Venture Interests as permitted by this Agreement) under Section 9.1, 9.2, 15.11, 15.12(b), 17.2, 17.3 or 18.1(b) or Article
          10 of this Agreement or under any Article 21.1
          Agreement (other than a Material Non-Funding
          Default by any such Person under a provision of an
          Article 21.1 Agreement which is similar to Section
         15.12(e), 15.13, 15.14(c) or 20.2(c) or Article 19 of
          this Agreement), the consummation by the Non-Defaulting Party of the purchase of the Venture Interests of the Defaulting European
          Party as provided in this Section 20.5(c) shall be treated, without any further action by such Non-Defaulting European Party, as a cure of such Material Non-Funding Default. For purposes of this Agreement, the Venture Interests of a Defaulting European Party shall include the Venture Interests of all FT/DT Parties other than the Non-Defaulting
          European Party (including the Venture Interests held by such Non-Defaulting European Party through Atlas or any other Qualified Venture Subsidiary of the FT/DT Parties)."

          Section 2.18.  Amendments to Article 21 of the June 22 JVA.
Section 21.1 is amended by adding the following new Section
21.1(g):

                    "(g) Each of the Parties agrees that the arbitration provisions of this Article 21 preclude the Parties from commencing proceedings under
          Section 592 et seq. of the German, Civil Procedures with respect to any Dispute and agrees not to initiate any proceedings under such Section with respect to any Dispute."

          Section 2.19.  Amendments to Article 22 of the June 22 JVA.
Section 22.2 is amended to read in its entirety as follows:

                    "Section 22.2. Transition Plan. The Parties agree that, following the occurrence of an event described in Section 22.1, they will negotiate in good faith to develop a plan (the "Transition Plan") which will govern the rights and obligations of the parties under the Operative Agreements. The
          Transition Plan will be based on the principles described in Schedule 22.2. Each of the Parties agrees to cause its Affiliates and, insofar as within its control, the JV Entities, to comply with the provisions of the Transition Plan."

          Section 2.20.  Amendments to Article 23 of the June 22 JVA.

               (a) The address for DT contained in Section 23.1 is amended to read in its entirety as follows:

               "DT:                         Deutsche Telekom AG
                                              Friedrich-Ebert-Allee 140
                                              D-53113 Bonn
                                              Germany
                                              Attn: Chief Executive Officer
                                              Tel: 011-49-228-181-4000
                                              Fax: 011-49-228-181-8602

               (b)  The following is added to the end of Section
23.1:

               "Atlas
                Tele-
                communications
                S.A.:                       Park Atrium
                                               Rue des Colonies 11
                                               B-1000 Bruxelles
                                               Belgium
                                               Attn:   Vice President,
                                               Legal & Regulatory Affairs
                                               Tel:      011-32-2-545-2000
                                               Fax:     011-32-2-545-2005

               with a copy to:

                                               Debevoise & Plimpton
                                               21 Avenue George V
                                               75008 Paris
                                               France
                                               Attn:  James A.
                                                             Kiernan III, Esq.
                                               Tel: 011-331-40-73-12-12
                                               Fax: 011-331-47-20-50-82

               with a copy to:

                                               Cleary, Gottlieb, Steen &
                                                        Hamilton
                                               Ulmenstrasse 37-39
                                               60325 Frankfurt am Main
                                               Germany
                                               Attn: Russell Pollack, Esq.
                                               Tel: 011-49-69-971-030
                                               Fax: 011-49-69-971-03199"

               (c)  Section 23.7 is amended to read in its
entirety as follows:

                    "Section 23.7.  Entire Agreement.  The
          provisions of this Agreement set forth the entire agreement and understanding among the Parties as to the subject matter hereof and supersede the MOU and all prior agreements, oral or written, and all prior communications between the Parties relating to the subject matter hereof, other than
          (i) the side letter dated June 22, 1995, among Sprint, FT and DT regarding the right of Sprint to elect a member to the Atlas board of directors and (ii) those written agreements executed and delivered contemporaneously with the first amendment to this Agreement."

               (d)  Section 23.14 is amended to read in its
entirety as follows:

                    "Section 23.14. Waiver of Immunity. Each of FT, DT and Atlas agrees that, to the extent that it or any of its Subsidiaries or any of its property or the property of any of its Subsidiaries is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise based upon its status as an agency or instrumentality of the government from any legal action, suit or proceeding or from set-off or counterclaim relating to this Agreement from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, from execution pursuant to a judgment or an arbitral award or from any other legal process in any jurisdiction, it, for itself and its property, and for each of its Subsidiaries and its property, expressly, irrevocably and unconditionally waives, and agrees not to plead or claim any such immunity with respect to matters arising with respect to this Agreement or the subject matter hereof (including any obligation for the payment of money). Each of FT, DT and Atlas agrees that the foregoing waiver is irrevocable and is not subject to withdrawal in any jurisdiction or under any statute, including the Foreign Sovereign Immunities Act, 28 U.S.C. 1602 et seq. The foregoing waiver shall constitute a present waiver of immunity at any time any action is initiated against FT, DT, Atlas or any of their Subsidiaries with respect to this Agreement."

               (e)  The first sentence of Section 23.16 is
amended to read in its entirety as follows:

                    "Section 23.16 Effect of Force Majeure Event. If any Party or any Affiliate of any Party shall be prevented, hindered or delayed in the performance of any obligation under this Agreement or any other Operative Agreement (other than an obligation to make money payments, except for an obligation to make money payments prohibited by action of a Governmental Authority until the Parties obtain all Governmental Approvals contemplated by Section 13.1(a)) by an Event of Force Majeure beyond its reasonable control and such prevention, hindrance or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the Party or its Affiliate through the use of alternate sources, work-around plans or other means, such Party will give to each other Party prompt written notice of such Event of Force Majeure specifying the nature, date of inception and expected duration of such Event of Force Majeure and, insofar as known, the extent to which it or its Affiliate will be unable to perform or be delayed in performing such obligation, whereupon such obligation will be suspended to the extent it or its Affiliate is affected by such Event of Force Majeure during, but no longer than, the continuance thereof."

          Section 2.21.  Amendments to Schedules to the June 22 JVA.

               (a)  Schedules 13.1(a)(viii), 14.1(c), 14.2(a)(iii) and
14.3(a)(iii) are amended to read in their entirety as set forth in the corresponding schedules to this Amendment.

               (b)  Schedules 14.2(b)(ii), 14.3(b)(ii), 14.4(c) and 14.4(e)
referred to in Sections 14.2(b)(ii), 14.3(b)(ii), 14.4(c) and 14.4(e) of the June 22 JVA are attached to this Amendment. The delivery of the foregoing schedules constitutes satisfaction of the obligations of the FT/DT Parties pursuant to Section 15.36 of the June 22 JVA, and as of the execution of this Amendment, the Review Period shall be terminated.

          Section 2.22. Amendments to Exhibits to the June 22 JVA. As required by the EU and agreed by the Parties, paragraph (b) of
Section 5 of Exhibit 15.24 is amended by inserting the following language at the end thereof:

                    "Notwithstanding the foregoing or anything in Product Supplement No. 15, the Parties agree that the Phoenix Entities shall not serve as such non-exclusive sales representatives with respect to International Private Lines (`IPLs') from FT or DT, but will act, where appropriate, as a reseller of such IPLs."


                                          ARTICLE 3.

                                   ATLAS SIGNING DATE

         Section 3.1. Atlas Signing Date. Atlas hereby acknowledges its agreement (i) to be bound by the terms of the Joint Venture Agreement as amended by this Amendment as a "Party" and as an "FT/DT Party" and (ii) to comply with the obligations imposed by the Joint Venture Agreement as amended by this Amendment on Atlas and Atlas has caused its respective duly authorized officers to execute this Amendment as of the date hereof, which date shall be the "Atlas Signing Date" for purposes of the Joint Venture Agreement. The obligations of FT and DT pursuant to Section
15.12(b) of the June 22 JVA shall be deemed to be satisfied in full upon the due execution by Atlas of this Amendment and the Review Period shall be deemed to have expired.


                                  ARTICLE 4.

                             MISCELLANEOUS

          Section 4.1. Miscellaneous. For the avoidance of doubt, the Parties hereby confirm that (a) Article 23 as amended by this Amendment and (b) Article 21 apply to this Amendment.

           Section 4.2.  Section Numbering.  Sections of the June
22 JVA shall be renumbered as necessary as a result of this Amendment and references to such renumbered sections shall be deemed to refer to such sections as renumbered.


IN WITNESS WHEREOF, Sprint, Sprint Sub, FT, DT and Atlas have caused their respective duly authorized officers to execute this Amendment as of the day and year first above written.


                                             SPRINT CORPORATION




                                             By:  /s/ Don A. Jensen
                                             Name: Don Jensen
                                             Title: Secretary



                                             SPRINT GLOBAL
                                                      VENTURE, INC.



                                             By:  /s/ Don A. Jensen
                                             Name: Don Jensen
                                             Title: Vice-President


                                             FRANCE TELECOM



                                             By:  /s/ Michel Hirsch
                                             Name: Michel Hirsch
                                             Title: Executive Vice-President



                                             DEUTSCHE TELEKOM AG



                                             By:  /s/ B. Lammers
                                             Name:  Brigitte Lammers
                                             Title:  Attorney in Fact


                                             ATLAS TELE-
                                                COMMUNICATIONS S.A.



                                             By:  /s/ W. von Noorden
                                             Name:  Wolf von Noorden
                                             Title: Vice President

                                   SCHEDULE 1.1(f)
                                   to Amendment No. 1
                            to the Joint Venture Agreement


                                 Restricted Services

                                             None

                                    SCHEDULE 10.5(a)
                                   to Amendment No. 1
                          to the Joint Venture Agreement

                                  Excluded Businesses


A.      Deutsche Telekom

         1.   FNA

               FNA's mission is to improve and extend the range and quality of global telecommunications services available to the business community, with a primary emphasis on the financial industry. By pooling the resources of its members, FNA offers seamless services irrespective of the customer's location.
               Pursuant to this purpose, FNA also cooperates with third parties via strategic commercial relationships. FNA's principal product is "TeleConnect" which is based on the provision of high-quality international digital fixed connections with end-to-end character for the transmission of data, voice, text and images.

               DT's interest:  8.3%.

         2.   MATAV

               MATAV is the Hungarian telecommunications operator in which DT and Ameritech hold an equity interest of 67% through a company called MagyarCom in which DT holds an equity interest of 50% and a deciding vote. MATAV is responsible for the construction and operation of the entire long-distance and international telecommunications network in Hungary as well as the majority of the country's local networks. On the basis of this infrastructure, MATAV provides a full range of international and domestic telecommunications services (voice, data, video, satellite, ISDN, SDH, ATM, CATV, etc.). MATAV's objective is to expand, modernize and improve the Hungarian public telecommunications sector and to support the development of Hungary as an international telecommunications hub. With regard to the latter, MATAV is required to install equipment and facilities enabling the operation of a center for the origination, termination and transit of international telecommunications traffic and services. Through its subsidiaries, MATAV is also active in the field of analog and digital mobile communications, PABX services in addition to some non-voice services such as telegram and telex services. MATAV also supplies modern international and value-added telecommunications services to the Hungarian business community and participates in international projects (i.e., METRAN, TEL, TET, various satellite projects) which benefit Hungary.

               DT's interest:  33.5% (through MagyarCom).

         3.   Utel

               Utel's purpose is to improve and operate both
                international and domestic long-distance telecommunications services of general use (voice, data, video) in Ukraine and to provide and improve international transit services to and from Ukraine. In particular, Utel's mission is: to construct, implement, own and operate international telecommunications switches, long-distance telephone exchanges, as well as transmission and related facilities in Ukraine; to modernize existing (and construct and operate new) earth stations for use in conjunction with various satellite systems; to work to develop local networks in Ukraine; and to carry out foreign economic activity in connection with these and other areas.

               DT's interest:  19.5%.

         4.   UMC

               UMC (Ukrainian Mobile Communications) is an operator and provider of public cellular and related communication services in Ukraine. It currently operates a nationwide analog mobile communications network in addition to selling related terminal equipment. Preparations are underway for the construction of a digital GSM network focusing initially on the Kiev region. UMC owns and operates the radio and cable transmission equipment necessary for the operation of its networks, including fixed lines between switches and base stations.

               DT's interest:  16.3% (through DeTeMobil).

         5.   Eucom Holding

               Eucom is a holding company which targets industry-specific applications to the end of developing new markets for telecommunications value-added services in the international arena. Eucom's current holdings are spread throughout Europe and are concentrated in the transportation industry (Euro-Log) but the company is also active in the field of consultency (Eutelis), system integration (Oxia/Translatel) and multimedia (Picture Systems, Media Nova, Monitor Journal).

               DT's interest:  50%.

         6.   Eutelsat

               The main purpose of Eutelsat is the design, development, construction, establishment, operation and maintenance of the space segment of the European telecommunications satellite system. Its prime objective is the provision of the space segment required for international public telecommunications services in Europe. The Eutelsat space segment is made available on the same basis as international public telecommunications services in Europe and can also be made available for other domestic or international public telecommunications services. If so requested (and subject to certain conditions) the space segment may be utilized in Europe for specialized telecommunications services. Eutelsat also engages in research and experimentation in fields directly connected with its purposes.

                DT's interest:  11%

         7.   Inmarsat

               The purpose of Inmarsat is to make provision for the space segment necessary for improving maritime communications and, as practicable, aeronautical and land mobile communications and communication on waters not part of the marine environment, thereby assisting in improving communications for distress and safety of life, communications for air traffic services, the efficiency and management of transportation by sea, air and on land, maritime, aeronautical and other mobile public correspondence services and radiodetermination capabilities.

               DT's interest:  4.6%

         8.   Intelsat

               Intelsat's prime objective is the provision, on a commercial basis, of the space segment required for international public telecommunications services of high quality and reliability available on a non-discriminatory basis to all areas of the world. Intelsat provides domestic public telecommunications services between areas separated by areas not under the jurisdiction of the State concerned, or between areas separated by the high seas. It also provides domestic public telecommunications services between areas which are not linked by any terrestrial wideband facilities and which are separated by natural barriers of such an exceptional nature that they impede the viable establishment of terrestrial wideband facilities between such area

               DT's interest:  4%

         9.   Intersputnik

               The purpose of Intersputnik is to provide satellite capacity to Intersputnik members and to
	   other users who agree only to use the transponders made available by Intersputnik for peaceful purposes. Intersputnik makes available its own satellites in addition to satellite capacity of its members and third-parties. This capacity may be used in connection with any service capable of being offered via satellite absent agreements between the members and third parties to restrict such usage. Currently, 80% of Intersputnik's transponders are used by third-parties with the remaining 20% being used by the members;
               10% is used for the public network and 90% is used for television transmission and other services.
               Intersputnik is a global organization in that membership is available to any national government interested in joining the Intersputnik organization.

               DT's interest:  2.3%

       10.   SES

               SES (Societe Europeenne des Satellites) is an international satellite operator. Its main purpose is to operate, under license, satellites for the purpose of broadcasting video (television) and audio signals in addition to the construction and operation of related ground stations. SES also supports research, experimentation, and standardization in areas related to its purposes.

               DT's interest:  11%

       11.   DETECON & subsidiaries

               DETECON is an independent and impartial consulting company specializing in communications and information technology. Within the overall scope of the individual assignments and projects, DETECON offers its clients a complete range of support services--from strategy consulting and preliminary studies to planning, implementation and even operations and marketing.

               DT's interest:  30%.

       12.    Romantis

               The purpose of Romantis is the construction and operation of satellite-supported telecommunications networks for national and international long-distance traffic (voice, data and television transmission), including the provision of related services within the territory of the former USSR and in other eastern European countries. The aim of Romantis' activities is to improve the telecommunications infrastructure in these countries and in particular to provide connections to, from and through Germany.

               DT's interest:  51%.

       13.    InfoTel A.G. - Moscow

               The main purpose of InfoTel is to construct and operate a packet-switched data communications network and to provide data transmission services as well as related X.400 E-mail and Fax-Store-&-Forward services within the territory of the Russian Federation and other countries of the former USSR. In addition, InfoTel may also offer the following services in the same region: international voice and data telecommunications offered on an agency basis; fax and telex connections as well as organizing video and teleconferences; marketing and sales of telecommunications and data transmission equipment as well as radio equipment; production and sales of hardware and software; the construction and operation of databases; foreign trade activities.

               DT's interest:  25%.

       14.   Maritime

               Maritime activities consist of a wide range of maritime communication services, ranging from coastal VHF radio telephone to Inmarsat-based satellite communications for ships and aircraft in maritime areas.

       15.    Infonet (& Infonet GmbH)

               DT's interest to be divested six months after Phoenix's Closing.

       16.   "50-50"

               The "50-50" project is a joint effort between DT, FT, U.S. West and the Russian operator Rostelecom to build fifty telephone exchanges and a fiber optic overlay network to connect 50 Russian cities to the end of establishing a national and international operator owning and operating a new overlay digital network in Russia and providing associated services. "50-50" is not yet operational, nor have final agreements been signed.

       17.    Dekatel

               The main purpose of Dekatel is the construction and operation of an international exchange in Akmola, Kazakhstan (with fiber-optical links to neighboring larger cities) and a satellite ground station. It also offers services in the area of telecommunications technology, particularly engineering and consulting services, in addition to related personnel training. Dekatel is permitted to construct and operate additional network components as well as implementing associated projects throughout Kazakhstan and other Asian countries of the former USSR.

               DT's interest:  49%.

       18.    Satelindo

               Satelindo is a telecommunications operator based in Indonesia offering services on the basis of the three following licenses: a national license for a GSM-standard mobile communications network, a license to operate satellites and a license for international direct dialing. These licenses authorize Satelindo to offer various services in these fields and to develop and operate the underlying requisite networks. The geographical focus of Satelindo's activities is, with the exception of satellite services, Indonesia. The main focus of Satelindo is mobile communications.
               Within this context, it also offers roaming services, currently with Germany, Hong Kong, and Singapore.
               As for satellite services, Satelindo's goal is to expand its strong presence in the Asian market for television, data and voice transmission. To this end it is launching a new generation of Palapa satellites. Finally, Satelindo operates an international gateway for the provision of IDDD services for traffic originating both in Indonesia as well as abroad.

               DT's interest:  25%.

B.    France Telecom

       1.     Keystone

               Keystone is a US satellite transmission company offering US domestic services to video broadcasters. Keystone operates several teleports in the US. Keystone and Maxat in Europe are the foundations for building a France Telecom global video transport service for broadcasters. The two companies have already started jointly developing a transatlantic offering.

               FT's interest:  45% (through FCR).

       2.     Maxat

               Maxat's primary business consists in offering UK domestic as well as international satellite transmission services to broadcasters and business TV customers. Maxat is based in the UK and operates several teleports. In addition to its mainstream video transmission activities, Maxat has recently deployed data transmission infrastructures and has started offering satellite data transmission services (one-way and two-way). Maxat data business will be divested.

               FT's interest:  100% (through FCR).

       3.     Globalstar

               Globalstar is a project for the construction and operation of a global wireless voice and data network using satellite communications. The project was initiated by two US companies, Loral and Qualcom. It will rely on the use of 48 low-orbit satellites. Globalstar coverage is intended to complement GSM terrestrial networks and bimodal terminals will be developed so that a seamless access to either terrestrial or space communications is allowed.

               FT's interest is held through TESAM
              (Telecommunications par Satellites Mobiles), a joint subsidiary of France Telecom Mobiles (51%) and Alcatel Telspace (49%). TESAM owns an interest of approximately 10% in the joint venture developing the Globalstar project.

      4.      FNA

               FNA's mission is to improve and extend the range and quality of global telecommunications services available to the business community, with a primary emphasis on the financial industry. By pooling the resources of its members, FNA offers seamless services irrespective of the customer's location. Pursuant to this purpose, FNA also cooperates with third parties via strategic commercial relationships. FNA's principal product is "TeleConnect" which is based on the provision of high-quality international digital fixed connections with end-to-end character for the transmission of data, voice, text and images.

               FT's interest:  8.3%.

       5.     Telecom Argentina

               Telecom Argentina has been granted a 7-year exclusive license for telephone services in the northern half of Argentina from 1990. In addition, Telecom Argentina and Telefonica de Argentina (Telecom Argentina's counterpart for Southern Argentina) jointly formed subsidiaries to address specific markets:
               Movistar, which operates a wireless, cellular network in the Buenos Aires region; Startel, which offers nationwide telex, data communications and satellite services; Telintar, the international carrier for Argentina; and Radio Llamada, which offers paging services.

               FT's interest is held through FCR which owns a 32.5% equity interest in Nortel, a holding company which in turn has a 60% equity interest in Telecom
               Argentina.

        6.     Telmex

               Telemex is the leading telecom carrier in Mexico.

               FT's interest:  5%.

       7.     ITJ

               ITJ is one of three Japanese licensed
               international carriers. FT is one of hundreds of shareholders and therefore has minimal influence regarding operating decisions.

               FT's interest:  2.5%.

        8.     Telecom Plus Senegal

               Telecom Plus Senegal is a joint venture with Sonatel, the public domestic and international telephone carrier for Senegal. Telecom Plus Senegal markets various value-added telecommunications products such as network design and engineering, CPE's management.

               FT's interest:  51%.

        9.     Telecom Vanuatu

               Telecom Vanuatu is the public domestic and international telephone carrier for Vanuatu.

               FT's interest:  33.3% (through FCR).

      10.    Getesa

               Getesa is the international carrier for the Republic of Guinea.

               FT's interest:  40% (through FCR).

      11.     Socatel

               Socatel is the public international carrier for the Republic of Central Africa.

               FT's interest:  40% (through FCR).

      12.    CC Team

               CC Team is a consulting company offering services only in France.

               FT's interest:  49.9% (through FCR).

      13.    GIE Expertel

               GIE Expertel conducts certain systems integration activities. All of the GIE Expertel activities are limited in scope to the French national territory.

               FT's interest:  100% (together with FCR).

      14.    CNITCom

               CNITCom is a company operating and marketing the internal communications resources of the CNIT
               Exhibition Center.

               FT's interest:  51% (through FRC).

      15.    Eucom Holding

               Eucom is a holding company which targets industry-specific applications to the end of developing new markets for telecommunications value-added services in the international arena. Eucom's current holdings are spread throughout Europe and are concentrated in the transportation industry (Euro-Log) but the company is also active in the field of consultency (Eutelis), system integration (Oxia/Translatel) and multimedia (Picture Systems, Media Nova, Monitor Journal).

               FT's interest:  50%.

      16.    Systemia

               Systemia is a venture marketing communications and networking training services in France.

               FT's interest:  13% (held by Transpac).

      17.    Telinvest - Cofratel and Sogestel

               Telinvest offers system integration and more specifically PBX installation activities. Telinvest has currently two such subsidiaries with essentially domestic activities, Cofratel and Sogestel. CoFratel provides, installs and maintains PABX and other customer's premises telecommunications equipment.
               They also provide consulting services in this domain. They offer their services within France and in a limited number of countries outside France.

               FT's interest:  100% (through FCR).

      18.    Eutelsat

               The main purpose of Eutelsat is the design, development, construction, establishment, operation and maintenance of the space segment of the European telecommunications satellite system.
               Its prime objective is the provision of the space segment required for international public tele communications services in Europe. The Eutelsat space segment is made available on the same basis as international public telecommunications services in Europe and can also be made available for other domestic or international public telecommunications services. If so requested (and subject to certain conditions) the space segment may be utilized in Europe for specialized telecommunications services. Eutelsat also engages in research and experimentation in fields directly connected with its purposes.

       19.    Inmarsat

               The purpose of Inmarsat is to make provision for the space segment necessary for improving maritime communications and, as practicable, aeronautical and land mobile communications and communication on waters not part of the marine environment, thereby assisting in improving communications for distress and safety of life, communications for air traffic services, the efficiency and management of transportation by sea, air and on land, maritime, aeronautical and other mobile public correspondence services and radiodetermination capabilities.

      20.    Intelsat

               Intelsat's prime objective is the provision, on a commercial basis, of the space segment required for international public telecommunications services of high quality and reliability available on a non-discriminatory basis to all areas of the world. Intelsat provides domestic public telecommunications services between areas separated by areas not under the jurisdiction of the State concerned, or between areas separated by the high seas. It also provides domestic public telecommunications services between areas which are not linked by any terrestrial wideband facilities and which are separated by natural barriers of such an exceptional nature that they impede the viable establishment of terrestrial wideband facilities between such areas.

       21.    France Telecom Mobiles Data

               France Telecom Mobiles Data operates and markets wireless data services (called Mobipac services) and uses the international Mobitex standard. France
               Telecom Mobiles Data is essentially domestic.

               FT's interest:  100%.

       22.    Polycom

               Polycom was formed to offer news distribution services by satellite from France (one-way VSAT). Polycom is a Paris based company and offers services from satellite hubs located in France and accessing satellites having a worldwide coverage. Polycom's main revenue stream comes from one-way data distribution. They have recently added a two-way capability to their system.

               FT's interest:  66% (through FCR).

      23.    Cruisephone

               Cruisephone is a company based in the US offering maritime telephone services to boat owners in the Caribbean. Cruisephone essentially sells service packages (including the procurement of the on-board terminals) based on the use of Inmarsat capacity.

               FT's interest:  33% (through FCR).

       24.    France Antilles Boatphone (FAB)

               FAB is operating a wireless maritime network in the French West Indies.

               FT's interest:  70% (through FCR).

      25.    Jetphone

               Jetphone markets communications services (voice and data) to and from airplanes in Europe. Jetphone's network is based on the operation of 45 ground-based stations and allows a comprehensive coverage of Western Europe which should also progressively be extended to Eastern Europe.

               FT's interest:  50%.

      26.    Intelmatique

               Intelmatique operates and markets videotex services outside France, leveraging Telecom Minitel expertise, through its subsidiaries listed under no. 27.

               FT's interest is held 11% through FCR and 85% through Transpac.

      27.    Minitel Services Company, FT West, ITP, Minitel
               Communications LTD, and Videotex Nederland

               These companies are subsidiaries of Intelmatique
               (no. 26) which were formed to address specific national projects in the U.S., Ireland and the Netherlands.

      28.    Sofrecom

               Sofrecom's mission is to offer engineering, strategic and organizational consulting services as well as information systems design services (network modeling, billing) to public carriers (operating terrestrial as well as mobile networks). Sofrecom operates globally and has formed several subsidiaries outside France to handle specific markets and projects such as Consultora in Argentina or Telemate in the US (along with an American partner, LCC).

               FT's interest:  100% (through FCR).

      29.    ViaFax

               ViaFax offers value-added store-and forward fax services. ViaFax has established subsidiaries in Spain and in Belgium to market its services in these countries. Further expansion projects are considered in Brazil and in China.

               FT's interest:  100%.

      30.    Westbalt

               Westbalt Telecom's objective is to install 120,00 new telephone lines in the free trading zone of Kaliningrad over the next 10 years. Westbalt has recently extended the scope of its activities by starting a domestic data network and offering international voice services to businesses. International voice traffic from Kaliningrad is hubbed back to France where it is transported over France Telecom's international network.

               FT's interest:  48% (through FCR).

      31.    Maritime

               Maritime activities consist of a wide range of maritime communications services, ranging from coastal VHF radio telephone to Inmarsat-based satellite communications for ships and aircraft in maritime areas.

       32.    Infonet

               FT's interest in Infonet will be divested six months after Phoenix's closing. Interpac France, Interpac Italy and Interpac Luxembourg are jointly owned with Infonet and are exclusive distributors of Infonet's data transmission services in France, Italy and Luxembourg. France Telecom (currently owning 85% of Interpac France, 65% for Transpac and 20% for France Cables et Radio) is expected to acquire 100% of Interpac France while Infonet will establish a wholly owned subsidiary in France. FT will divest Interpac Italy and Luxembourg along with Infonet.

       33.    INFO AG

               Transpac owns 96.5% of INFO AG, a domestic X.25 carrier and provider of disaster recover services in Germany. In compliance with the European Commission request. France Telecom is in the process of divesting its interests in INFO AG.

       34.    50/50 Project

               The "50-50" project is a joint effort between DT, FT, U.S. West and the Russian operator Rostelecom to build fifty telephone exchanges and a fiber optic overlay network to connect 50 Russian cities to the end of establishing a national and international operator owning and operating a new overlay digital network in Russia and providing associated services. "50-50" is not yet operational, nor have final agreements been signed.

      35.    Cordiale

               Cordiale operates and markets telecommunications services using infrastructures to be deployed in the Channel tunnel. Cordiale provides private telecommunication networks to the operators and users of the Channel Tunnel facilities (security networks, communications between the British and the French facilities.)

               FT interest:  50%.

C.   Sprint

       1.     Iridium

               Iridium's mission is to build and operate a global wireless telephone network to allow people to communicate anywhere in the world. These services will be delivered through a network infrastructure incorporating a low earth orbiting satellite constellation. The Iridium communications system is expected to provide voice, digital data, facsimile and paging services to subscribers. The North American Gateway is a consortium consisting of Iridium Canada Inc., Motorola, and Sprint. Sprint is the US gateway linking Iridium and the US PSTN.

               Sprint's interest:  5%.

       2.     Maritime

               The maritime area includes a wide range of maritime communication services, ranging from coastal VHF radiotelephone to Inmarsat-based satellite communications for ships and aircraft in maritime areas.

        3.     Alcatel Data Networks

               Alcatel Data Networks' mission is to design, develop, manufacture or have manufactured, Alcatel-Listed Products, Sprint-Listed Products and Replacement Products which shall be sold to Alcatel and its Affiliates, to Sprint and its affiliates, and to any third party. These products currently include packet-switched data communications equipment and software, frame relay equipment and software, and network management equipment and software. Future products include ATM-based switching systems. It is the intent of Sprint and of Alcatel that Alcatel Data Networks will develop its own marketing and distribution channels.

               Sprint's interest:  49%.

       4.     Sprint RPT

               SRPT's mission is to build and operate modern, broadband telecommunications networks and offer local telephone services, initially in the areas of Pila and Silesia in Poland, and possible later within the districts of Gorzow and Bydgoszc. The license covers the district/voivodeship of Katowice, excluding the areas served by the local networks in the cities of Katowice, Bytom, Mikolow, Sosnowiec, Tychy, and Gliwice. Sprint management is considering divesting or restructuring its investment in SPRT.

               Sprint's interest:  58% (through NewCo I).

       5.     Call-Net Enterprises

               Call-Net Enterprises is a holding company in which Sprint acquired a 25% interest in return for providing Sprint's technology and brand for use in Canada. Call-Net Enterprises currently holds interests in the following companies:

                    +    MicroCell 1-2-1, a PCS company, 21%-held
                          by CallNet.  Other major investors include:
                          Shaw Communications which is the third largest
                          Cable TV company in Canada (10%), Groupe
                          Videotron which is the second largest Cable TV
                          (10% w/option to 15%). Government will be awarding national licenses within the next six months. Unlike the US, there will not be an auction process.

                    +    Inflight Phone.  Has option to exercise
                          up to 17%. Provides air to ground phone service within Canada.

                    +    Sprint Canada (100% owned) provides long
                          distance and other telecommunications services in Canada including seamless network connectivity between the U.S. and Canada. Sprint Canada provides "enhanced traffic" or international simple resale out of Canada which will evolve as regulation changes.

       6.      Sprint International Caribe--SIC (Puerto Rico & the
                U.S. Virgin Islands)

                SIC's mission is to serve the residential voice and corporate markets of Puerto Rico and the U.S. Virgin Islands. The company, based in San Juan, currently provides long distance (IDDD) service in both Puerto Rico and the U.S. Virgin Islands. SIC is planning to enter the Puerto Rico intra-Island long distance market in the summer of 1996 when the market will be deregulated. In addition, SIC represents interests of Sprint and provides various services to Phoenix ROW.

                Sprint's interest:  100%.

        7.     Sprint Guam

               Sprint Guam's mission is to provide both business and residential communications services. The company provides voice services for the Guam market via a switch in Stockton, CA. connected via fiber to a POP in Agana, Guam. The Sprint Guam voice business is geared to prepare for carrier pre-selection access; customers today dial a pre-fix code to access Sprint voice services. Sprint Guam is classified by the FCC as a domestic operation since it is a U.S. Territory.

               Sprint Guam is launching a business in Saipan, another U.S. territory that falls under the jurisdiction of the FCC. Initially Sprint Guam will deploy an X-25 node and a card service; the company expects to enter the voice market by year end 1996. Eventually a voice service will be launched. Sprint Guam also has plans to enter businesses in the Republic of Belau (a.k.a. Palau), a freely-associated state with the United States that has its own national PTT. Other businesses will be launched in American Samoa, another U.S. territory that falls under the jurisdiction of the FCC. Sprint Guam also has plans to launch businesses in the Federated States of Micronesia and the Republic of the Marshall Islands which are not under FCC jurisdiction.  Sprint Guam represents certain interests
               of Sprint and provides various services to Phoenix ROW.

               Sprint's interest:  100%.

                        SCHEDULE 13.1(a)(viii)
                          to Amendment No. 1
                    to the Joint Venture Agreement

               Governmental Approvals Relating to Atlas


           (Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Atlas Joint Venture
                           Agreement)

          1. Approval of the transfer of the shares of Atlas France to Atlas by the French minister in charge of economic affairs and finance (ministre charge de l'economie et des finances) and the French minister in charge of posts and telecommunications (ministre charge des postes et des telecommunications) pursuant to Article 32 of the Cahier des Charges of FT, as approved by decret n'90-1213 of December 29, 1990.

          2. Prior approval of the proposed investment of Atlas in Atlas France by the French minister in charge of economic affairs and finance (ministre charge de l'economie et des finances) for the purpose of
                Article 12 of decret n-89-938 of December 29, 1989.

                                 SCHEDULE 14.1(c)
                                 to Amendment No. 1
                          to the Joint Venture Agreement

                          Sprint Governmental Approvals


          1.   Notification pursuant to the Hart-Scott-Rodino
                Antitrust Improvements Act of 1976, as amended, and the expiration or termination of all applicable waiting periods thereunder and any extensions thereof.

          2.   Exemption by the Commission of the European
                Communities, pursuant to Article 85(3) of the Treaty of Rome, of the Joint Venture Agreement and each other Operative Agreement and the Transactions from the operation of Article 85(1) of the Treaty of Rome.

          3. The approval of the Bundeskartellamt to carry out the transactions contemplated by the Atlas Joint
                Venture Documents.

          4. The approval of the Bundeskartellamt to carry out the Transactions.

          5. An exemption from the Commission of the European Communities pursuant to Article 85(3) of the Treaty of Rome exempting the transactions contemplated by the Atlas Joint Venture Documents from the operation of Article 85(1) of the Treaty of Rome.

                         SCHEDULE 14.2(a)(iii)
                           to Amendment No. 1
                    to the Joint Venture Agreement

                      FT Governmental Approvals

          1.   Notification pursuant to the Hart-Scott-Rodino
                Antitrust Improvements Act of 1976, as amended, and the expiration or termination of all applicable waiting periods thereunder and any extensions thereof.

          2. An exemption from the Commission of the European Communities pursuant to Article 85(3) of the Treaty of Rome exempting this Agreement, each other Operative Agreement and the Transactions from the operation of Article 85(1) of the Treaty of Rome.

          3. The approval of the Bundeskartellamt to carry out the transactions contemplated by the Atlas Joint
                Venture Documents.

          4. The approval of the Bundeskartellamt to carry out the Transactions.

          5. An exemption from the Commission of the European Communities pursuant to Article 85(3) of the Treaty of Rome exempting the transactions contemplated by the Atlas Joint Venture Documents from the operation of Article 85(1) of the Treaty of Rome.

                         SCHEDULE 14.2(b)(ii)
                          to Amendment No. 1
                    to the Joint Venture Agreement

                           FT Governmental
                     Approvals Relating to Atlas


          1. An exemption from the Commission of the European Communities, pursuant to Article 85(3) of the Treaty of Rome, exempting the Atlas Joint Venture Documents and the transactions contemplated thereby from the operation of Article 85(1) of the Treaty of Rome.

          2. The approval of the Bundeskartellamt to carry out the transactions contemplated by the Atlas Joint
                Venture Documents.

                        SCHEDULE 14.3(a)(iii)
                          to Amendment No. 1
                      to Joint Venture Agreement

                      DT Governmental Approvals

          1.   Notification pursuant to the Hart-Scott-Rodino
                Antitrust Improvements Act of 1976, as amended, and the expiration or termination of all applicable waiting periods thereunder and any extensions thereof.

          2. An exemption from the Commission of the European Communities pursuant to Article 85(3) of the Treaty of Rome exempting this Agreement, each other Operative Agreement and the Transactions from the operation of Article 85(1) of the Treaty of Rome.

          3. The approval of the Bundeskartellamt to carry out the transactions contemplated by the Atlas Joint
                Venture Documents.

          4. The approval of the Bundeskartellamt to carry out the Transactions.

          5. An exemption from the Commission of the European Communities pursuant to Article 85(3) of the Treaty of Rome exempting the transactions contemplated by the Atlas Joint Venture Documents from the operation of Article 85(1) of the Treaty of Rome.

                         SCHEDULE 14.3(b)(ii)
                          to Amendment No. 1
                    to the Joint Venture Agreement

                           DT Governmental
                     Approvals Relating to Atlas

          1. An exemption from the Commission of the European Communities, pursuant to Article 85(3) of the Treaty of Rome, exempting the Atlas Joint Venture Documents and the transactions contemplated thereby from the operation of Article 85(1) of the Treaty of Rome.

          2. The approval of the Bundeskartellamt to carry out the transactions contemplated by the Atlas Joint
                Venture Documents.

                            SCHEDULE 14.4(c)
                           to Amendment No. 1
                    to the Joint Venture Agreement

                     Atlas Governmental Approvals

          1. An exemption from the Commission of the European Communities, pursuant to Article 85(3) of the Treaty of Rome, exempting this Agreement, each other Operative Agreement and the Transactions from the operation of Article 85(1) of the Treaty of Rome.

          2. The approval of the Bundeskartellamt to carry out the Transactions.

          3.   Notification pursuant to the Hart-Scott-Rodino
                Antitrust Improvements Act of 1976, as amended, and the expiration or termination of all applicable waiting periods thereunder and any extensions thereof.

          4. The approval of the Bundeskartellamt to carry out the transactions contemplated by the Atlas Joint
                Venture Documents.

          5. An exemption from the Commission of the European Communities, pursuant to Article 85(3) of the Treaty of Rome, exempting the Atlas Joint Venture Documents and the transactions contemplated thereby from the operation of Article 85(1) of the Treaty of Rome.

                           SCHEDULE 14.4(e)
                          to Amendment No. 1
                    to the Joint Venture Agreement

                      Litigation Involving Atlas

            1.   Proceedings in connection with the
                  Governmental Approvals described in Schedule
                  14.2(b)(ii), Schedule 14.3(b)(ii) and Schedule 14.4(c).

                             SCHEDULE 22.2
                           to Amendment No. 1
                    to the Joint Venture Agreement


                                Transition Principles

            1.   From the date it informs the parties of its decision
                  to withdraw from the Joint Venture and until the date which is one year after the date of actual withdrawal from the Joint Venture (such actual date of withdrawal or other termination of the Joint Venture is herein referred to as the "Withdrawal Date"), a withdrawing party shall cooperate fully with the Joint Venture in notifying Joint Venture customers of the change in the relationship between the Joint Venture and the withdrawing party provided, however, that no such notification or public announcement of the withdrawal of a party from the Joint Venture shall be made until the Withdrawal Date, unless an earlier announcement shall be required by law or stock market rules. For purposes of identifying customers under contracts in existence on the Withdrawal Date,
                  (i) if Sprint is the withdrawing party, customers for which Sprint is the Distributing Entity will be considered customers of Sprint with respect to contracts in existence on the Withdrawal Date, (ii) if FT is the withdrawing party, customers for which FT is the Distributing Entity will be considered customers of FT with respect to contracts in existence on the Withdrawal Date, (iii) if DT is the withdrawing party, customers for which DT is the Distributing Entity will be considered customers of DT with respect to contracts in existence on the Withdrawal Date, and (iv) all other customers under contracts in existence on the Withdrawal Date will be considered customers of the Joint Venture.

            2.   At the request of the Joint Venture, for a period of one
                  year after the Withdrawal Date, the withdrawing party shall continue to support on a cost reimbursement basis the marketing/sales negotiations of the Joint Venture that are underway at the time of such withdrawal until such time as the Joint Venture secures alternative support capabilities.

             3.   Article 10 of the JVA (noncompete) shall cease to
                   apply to a withdrawing party after the Withdrawal
                   Date. During the one-year period after the Withdrawal Date, the withdrawing party shall not offer products or services to customers of the Joint Venture in competition with the Joint Venture or offer products or services in competition with the Joint Venture to prospective customers of the Joint Venture with which the Joint Venture has engaged in confidential communications or negotiations prior to the Withdrawal Date. In addition, during such period, neither the Joint Venture nor any non-withdrawing party shall offer products or services in competition with the withdrawing party to customers of the withdrawing party. Nothing in this paragraph 3 shall be deemed to prohibit any activities that would be permitted under the noncompete provisions of
                    Article 10 of the JVA were it still in effect during such period. Further, nothing in this paragraph 3 shall be deemed to prohibit a withdrawing party from indirectly offering products or services to such customers or prospective customers of the Joint Venture through another international telecommunications alliance with which the withdrawing party becomes associated following its withdrawal from the Joint Venture; provided, however, that if a party withdraws from the Joint Venture following its default or bankruptcy, such withdrawing party shall not be permitted to compete with the Joint Venture through another international telecommunications alliance during the one-year period after the Withdrawal Date.

              4.   The withdrawing party shall continue to support
                    Joint Venture customers in its home country under contracts of the Joint Venture in existence on the Withdrawal Date on the same terms and conditions until the Joint Venture is able to secure alternative support in the home country of the withdrawing party, but in any event for a period which shall continue until the earlier of (i) the "pay back" date of such contracts of the Joint Venture which are supported by the withdrawing party and (ii) the expiration of such contracts of the Joint Venture which are supported by the withdrawing party. The withdrawing party shall also continue to support new sales of Joint Venture products and services, such support not to continue beyond two years after the Withdrawal Date. Similarly, the Joint Venture and each non-withdrawing party shall continue to support the customers of the withdrawing party under contracts of the withdrawing party in existence on the Withdrawal Date on the same terms and conditions until the withdrawing party is able to secure alternative support, but in any event for a period which shall continue until the earlier of (i) the "pay back" date of such contracts of the withdrawing party which are supported by the Joint Venture and (ii) the expiration of such contracts of the withdrawing party which are supported by the Joint Venture. The Joint Venture, the withdrawing party and each non-withdrawing party shall use all commercially reasonable efforts to secure such alternative support as promptly as practicable after the Withdrawal Date.

               5.   The transition rules with respect to trademarks and
                     intellectual property of a withdrawing party and trademarks and intellectual property of the Joint Venture or the other parties used by the withdrawing party shall be as provided in the Intellectual Property Agreements.

               6.   Subject to paragraph 7, all outsourcing, service bureau
                     and similar service and support contracts between the withdrawing party and the Joint Venture shall remain in place on the same terms and conditions at the discretion of the Joint Venture for a period of up to 2 years after the Withdrawal Date to provide for an orderly and timely transition, or for such longer period as may be necessary to permit the Joint Venture to fulfill contracts with customers which are supported by such outsourcing, service bureau and similar service and support arrangements, and the withdrawing party shall cooperate at its own expense during such period in transferring capabilities, processes and systems to alternative support capabilities.

               7.   To the extent practicable, the Joint Venture shall have
                     the right to purchase at fair market value the systems, capital equipment and other assets of the withdrawing party and, to the extent permitted by Applicable Law, employ the personnel of the withdrawing party to the extent that such personnel, systems, capital equipment and other assets are dedicated substantially to providing support and services to the Joint Venture under outsourcing or service bureau or similar service and support contracts.

               8.   A Plan Action project that can be accounted for
                     separately and that can be transferred to the Joint Venture under the JVA shall be considered an integral part of the Joint Venture, and the Joint Venture shall have the right to buy out the withdrawing party at the time of the withdrawal of such party from the Joint Venture (within the same two-year period and on the same terms as would apply to the buy out rights of a non-Plan Action party with respect to such Plan Action project) and to integrate the Plan Action project into the Joint Venture.

               9.   All Affiliation Agreements between the Joint Venture and
                     operating companies (such as National Operations and Public Telephone Operators) in which the withdrawing party may have an equity interest on the Withdrawal Date shall remain in place in accordance with their terms and conditions.

               10.  If only one European party is the withdrawing party, the withdrawing European party shall have the rights and obligations of the withdrawing party contained in this Transition Plan. The non-withdrawing European party shall have the rights and obligations of a non-withdrawing party contained in this Transition Plan.